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                                                                    Exhibit 11

                         HARRAH'S ENTERTAINMENT, INC.
                      COMPUTATIONS OF PER SHARE EARNINGS

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
                                                                                         FIRST QUARTER ENDED
                                                                                       MARCH 31,      MARCH 31,
                                                                                         1998           1997
                                                                                     -------------  -------------
Income before extraordinary loss                                                     $  24,903,000  $  17,111,000
Extraordinary loss, net                                                                 (1,667,000)            --
                                                                                     -------------  -------------
Net income                                                                           $  23,236,000  $  17,111,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
BASIC EARNINGS PER SHARE
Weighted average number of common shares outstanding                                   100,133,297    101,624,159
                                                                                     -------------  -------------
                                                                                     -------------  -------------
BASIC EARNINGS PER COMMON SHARE
  Income before extraordinary loss                                                   $        0.25  $        0.25
  Extraordinary loss, net                                                                    (0.02)            --
                                                                                     -------------  -------------
    Net Income                                                                       $        0.23  $        0.25
                                                                                     -------------  -------------
                                                                                     -------------  -------------
DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding                                   100,133,297    101,624,159
  Additional shares based on average market price for period applicable to:
    Restricted stock                                                                       212,146             --
    Stock options                                                                          854,222        544,937
                                                                                     -------------  -------------
Average number of common and common equivalent shares outstanding                      101,199,665    102,169,096
                                                                                     -------------  -------------
                                                                                     -------------  -------------
DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES
  Income before extraordinary loss                                                   $        0.25  $        0.17
  Extraordinary loss, net                                                                    (0.02)            --
                                                                                     -------------  -------------
  Net income                                                                         $        0.23  $        0.17
                                                                                     -------------  -------------
                                                                                     -------------  -------------

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